UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2006

BPZ Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	000-29098	330502730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

580 Westlake Park Blvd. , Suite 525, Houston, Texas		77079
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-556-6200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2006, BPZ Energy, Inc. (the "Company") entered into a Settlement Agreement and Mutual Release (the "Agreement") by and among the Company, Navidec Financial Services, Inc. ("NFS"), (the former fully-owned subsidiary of the Company’s predecessor, Navidec, Inc. ("Navidec")) and John McKowen, the Chief Executive Officer of NFS and former Chief Executive Officer and Director of the Company (collectively, the "Parties").

The Agreement settles all disputes amongst the Parties relating to a civil action filed by the Company in February, 2006 against NFS in District Court, Arapahoe County, Colorado, Case Number 2006-CV-941 ("the Action"), seeking dissolution of NFS, the appointment of a receiver, and access to the NFS corporate records. The Action was more fully described in a Form 8-K filing made by the Company on February 14, 2006. The Agreement provides for (i) a complete mutual release between the Parties of any and all claims relating to the Action, (ii) the agreement of the Parties that NFS will file for declaratory relief or a declaratory action in Arapahoe County District Court solely on the issue of whether BPZ is or was a record owner of NFS shares at any time after September 9, 2004, (iii) access by the Company to the financial records of NFS as may be necessary for the Company to restate its financial statements and make required SEC filings as described in Item 4.02 of this Form 8-K filing and (iv) the granting of certain rights extending the exercise period for options and warrants held by NFS and certain of its affiliates, certain rights concerning cashless exercise of those securities if they are not registered by January 30, 2007, and certain modifications to the registration rights held by NFS and certain of its affiliates, permitting the Company to complete the registration of securities issued in the $34.4 million private placement completed by the Company in July, 2005, before registering Company securities held by NFS and certain of its affiliates.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On May 16, 2006, the Audit Committee of the Company concluded that, as a result of additional review comments from the Securities and Exchange Commission ("SEC"), a further restatement of its prior period financial statements is likely. The issues raised by the SEC include (i) the accounting treatment for the Company’s relationship with Navidec Financial Services, Inc. ("NFS"), (ii) the financial statement presentation of the pre-merger operations of BPZ Energy, Inc., a Texas corporation (BPZ-Texas), during the period it was a privately-held company under control of its then-parent company, BPZ & Associates, Inc., and (iii) the timing and accounting treatment for the distribution of the first tranche of earn-out shares payable to the pre-merger shareholders of BPZ-Texas. These matters have been discussed with the Company’s Independent Registered Public Accounting Firm, Johnson Miller & Co., CPA’s, P.C., who are expected to assist with the necessary restatements.

In light of the SEC’s review comments and the likelihood of a further restatement, the previously issued financial statements and other financial information contained in the Company’s Form 10-K for the years ended December 31, 2005 and 2004, including the quarterly periods contained therein, as well as, its Form 8-K/A filed on January 17, 2006 should no longer be relied upon. Additionally, the Company will not be able to file its Form 10-Q for the quarter ended March 31, 2006 until the restatement has been completed. The Company expects the restatement process to be completed by mid-August 2006, though it can give no assurance that any required restatements will be completed by that date. An independent consulting firm, Opportune, LLP, has been engaged to assist the Company with the preparation of any required amendments to its SEC filings.

On July 8, 2004, BPZ-Texas entered into a Merger Agreement with Navidec Inc. ("Navidec"). The merger was completed and consummated on September 10, 2004. The terms of the Merger Agreement required, among other things, the transfer of all of the business assets and liabilities of Navidec to its wholly owned subsidiary, NFS, and the spin-off of NFS to the shareholders of record of Navidec as of September 9, 2004, the date prior to the Merger.

The Company previously amended and restated certain of its issued financial statements and other financial information on January 17, 2006 in response to previous SEC review comments. In its amended SEC filings, the Company accounted for its relationship with NFS under the equity method of accounting. Subsequent to the January 17, 2006 restatement, the Company has had an ongoing dialogue with the SEC concerning the SEC’s continuing review of the accounting treatment of the Company’s relationship with NFS and other matters related to the Merger. Based upon this review, the Company may have to restate its financial statements to fully consolidate the financial results of NFS subsequent to the merger until the shares of NFS are determined to have been distributed to the pre-merger shareholders of Navidec.

BPZ & Associates, Inc. was the parent of BPZ-Texas prior to the Merger. Upon consummation of the Merger, BPZ & Associates, Inc. ceased its operations and the employees of BPZ & Associates, Inc. became employees of the Company. In its filings with the SEC, the Company has not included financial information for BPZ & Associates, Inc. The SEC has questioned the exclusion of historical information for BPZ & Associates, Inc. since BPZ-Texas and BPZ & Associates, Inc. were under common control. Accordingly, the Company may have to amend its filings with the SEC to apportion historical expenses of BPZ & Associates, Inc. to the Company or file consolidated financial statements of BPZ & Associates, Inc. and the Company.

The Merger Agreement provided for the initial issuance of 9,000,000 shares to the pre-merger shareholders of BPZ-Texas and future issuance of an additional 18,000,000 shares to such shareholders if the Company achieved certain reserve and production goals. On December 28, 2004, the Company achieved the reserve goal and 9,000,000 of the additional shares became issuable, subject to shareholder approval of an increase in the number of authorized shares of the Company. Such 9,000,000 shares were distributed to the pre-merger shareholders of BPZ-Texas on July 1, 2005.

At the time of the distribution, the Company accounted for such transaction as a stock dividend and accordingly, did not make an accounting entry for the value of the shares issued. However, the SEC has questioned this accounting treatment since the distribution to the former shareholders of BPZ-Texas, was made on a non pro-rata basis when compared to all Company shareholders outstanding at the time of the distribution. If the Company is required to change its accounting treatment for the earnout, the Company may be required to make an entry to stockholders equity to record the value of the shares issued with a corresponding non-cash charge to the income statement. The amount of such entries, which will have no net effect on the cash flows or net stockholders’ equity of the Company, could total as much as $32 million, depending on the method used to value the shares issued.

Investors are cautioned that the Company’s review of its accounting is ongoing. The Company has not fully resolved the technical accounting and financial reporting issues discussed above. The Company intends to seek further guidance from the SEC regarding its views on these issues. Upon completion of its review, the Company may conclude that additional adjustments to its financial statements for the periods referred to above are necessary, that the proper adjustments are different in amount or type from those discussed above, or that changes to financial statements for other periods may be necessary.

The Company’s review of the accounting issues discussed above and any required restatements will delay the effectiveness of the Company’s pending Form SB-2 registration statement. This delay will subject the Company to monthly penalties of $343,980 under the terms of the $34.4 million private placement financing closed in July 2005. The Company has initiated discussions with the relevant investors to determine whether some or all of these penalties may be paid in common stock in lieu of cash. The Company believes it will be able to pay some or all of these penalties in common stock in lieu of cash, but no assurance can be given that the Company will be successful in this effort. Once the necessary restatements are completed, the Company intends to file an amended Form SB-2 registration statement and seek to obtain the effectiveness of that registration statement at the earliest practicable date. However, no assurance can be given regarding the precise timing of the effectiveness of the pending registration statement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ Energy, Inc.

May 22, 2006	By:	Manuel Pablo Zuniga-Pflucker

Name: Manuel Pablo Zuniga-Pflucker
Title: Chief Executive Officer